UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2007

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two North Riverside Plaza, Suite 1250 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on October 31, 2006, John E. Carroll, Jr. agreed to serve as President and Chief Executive Officer (“CEO”) of FreightCar America, Inc. (the “Company”) until April 30, 2007. Mr. Carroll has resigned as President and CEO and as a member of the Board of Directors (the “Board”) of the Company, effective April 30, 2007. Pursuant to the Company’s Termination Agreement with Mr. Carroll, the Company made a severance payment of $1,500,000 to Mr. Carroll and has made Mr. Carroll and his spouse eligible for lifetime coverage under the Company’s medical insurance plan.

On April 30, 2007, Christian Ragot began to serve as President and CEO of the Company pursuant to the terms of his employment agreement with the Company as previously announced on January 4, 2007. Pursuant to Mr. Ragot’s employment agreement, the Company increased his base salary from $500,000 to $550,000. Mr. Ragot’s employment agreement is incorporated by reference into this report.

Mr. Ragot, 48, served as the Chief Operating Officer of the Company from January 29, 2007 to April 30, 2007. Mr. Ragot has served as a member of the Board of the Company since January 29, 2007. Mr. Ragot served as President of Terex Utilities and Roadbuilding at Terex Corporation from 2004 to 2007. Previously, Mr. Ragot held various senior executive leadership positions, including President of Terex Utilities, President of American Crane, Senior Vice-President, Sales and Aftermarket Services, and other senior-level positions at Terex Corporation.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement, dated as of January 3, 2007, between FreightCar America, Inc. and Christian Ragot (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: April 30, 2007	By:	/s/ Kevin P. Bagby
	Name:	Kevin P. Bagby
	Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Employment Agreement, dated as of January 3, 2007, between FreightCar America, Inc. and Christian Ragot (incorporated by reference to Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006)